March 8, 2006

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020

Re:	Initial Public Offering

Gentlemen:

The undersigned director of Echo Healthcare Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc.’s (“Morgan Joseph”) intent to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1.        In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the trust fund which will be established for holders of the IPO Shares (“Trust Fund”), as defined below, to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund, except with respect to any of the IPO Shares, as defined herein, acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the

Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2.        In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.        The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.        Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Windy City, Inc. (“Related Party”), shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month, to compensate it for the Company’s use of Related Party’s office space, utilities, administrative, technology and secretarial services. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.        Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

6.        The undersigned agrees to be a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all respects. The undersigned represents and warrants that:

(a)       he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)       he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c)       he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.        The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

8.        The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.        In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock, par value $0.0001, owned by him prior to the IPO (“Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in connection with or following the IPO “For” a Business Combination.

10.      The undersigned will escrow one-half of his Insider Shares for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, and the remaining one-half of his Insider Shares until the completion of a Business Combination and the last sale price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period after the Company completes the Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

11.      The undersigned agrees to not to resign (or advise the Board that the undersigned declines to seek re-election to the Board of Directors) from his position as officer and/or director of the Company as set forth in the Registration Statement without the prior consent of Morgan Joseph, which consent shall not be unreasonably withheld, until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the liquidation of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

12.      This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.      As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the healthcare industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signatures on following page.]

________________
Richard O. Martin

/s/ Richard O. Martin
Signature

EXHIBIT A

Richard O. Martin, PhD, Director

•	Over 30 years experience in the healthcare industry;
•	President of Medtronic Physio-Control Corp. (NYSE:MDT), successor company to Physio-Control International Corporation from 1998 to 2001;
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Chairman and CEO of Physio-Control International Corporation, the worldwide leader in external defibrillation, monitoring and noninvasive pacing systems from 1991 to 1998. Company went public in 1995 on the Nasdaq National Market raising approximately $13.7 million;

•	Vice President of Cardiovascular Business Development of Sulzermedica, Inc., successor company to Intermedics, Inc. during 1989 and 1990;
•

Various positions with Intermedics, Inc., a company specializing in the development, manufacturing and marketing of implantable products. Primary products included cardiac pacemakers, intraocular lenses, orthopedic implants and heart valves from 1978 to 1989. Served as a director and President and Chief Operating Officer of Intermedics, Inc. from 1985 to 1988;

•

Director, President and Chief Operating Officer of Positron Corporation (OTCBB:POSC), a company that designs, manufactures, markets and services advanced medical imaging devices utilizing positron emission tomography, or PET, technology under the trade-name POSICAM™ systems, during 1989 and 1990;

•	Director of Clinical Engineering and Advanced Lead design for Medtronic, Inc. from 1975 to 1978;
•	Chairman of the board of directors of the Northwest affiliate of the American Heart Association from 1997 to 1999;
•	Chairman of the board of directors of the Medical Device Manufacturers Association from 1996 to 1998;
•	Director of the Washington Council of AeA (formerly the American Electronics Association) from 1991 to 2001 and served as the National Chairman of AeA during 2000 through 2001;
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Member of the board of directors of CardioDynamics International Corporation (Nasdaq:CDIC), a company that develops, manufactures and markets noninvasive impedance cardiography diagnostic and monitoring technologies and electrocardiograph electrode sensors, since July 1997;.

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Member of the board of directors of Encore Medical Corporation (Nasdaq:ENMC), a broad based orthopedics products company involved in developing, manufacturing, marketing and distributing high quality medical goods and services throughout the world, since 1996;

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Member of the board of directors of Inovise Medical Inc., a company that develops and markets advanced electrocardiographic, or ECG, systems utilizing both 12-lead ECG and mechanical heart sounds, since 2001;

•	Member of the board of directors of Cardiac Dimensions, Inc., an early stage company developing minimally invasive tools for mitral valve repair, since 2003;
•	Member of the board of directors of EsophyX, Inc., an early stage company developing innovative, minimally invasive devices for the treatment of gastroesophageal reflux disease, since 2003; and
•	Member of the board of directors of MDdatacor, a company developing medical data mining software, since 2004.

Dr. Martin, a director of our company, retired in 2001 as President of Medtronic Physio-Control Corp. (NYSE:MDT), the successor company to Physio-Control Corp., the worldwide leader in external defibrillation, monitoring and noninvasive pacing devices. Dr. Martin became President of Physio-Control Corp. in 1991 when Physio-Control Corp. was part of Eli-Lilly (NYSE:LLY). During his tenure at Physio-Control Corp., Dr. Martin instituted company-wide quality improvement programs, rebuilt the management team after separation from the company’s pharmaceutical parent, and was instrumental in taking the company public in 1995. In September, 1998, Physio-Control Corp. merged with Medtronic, Inc. Previously, Dr. Martin was with Sulzermedica, Inc., where he was Vice President of Cardiovascular Business Development. Prior to that, he held several senior executive positions in engineering, marketing and sales with Intermedics, Inc. before being named President and Chief Operating Officer of that company in 1985. Dr. Martin also served as Director, President and Chief Operating Officer of Positron Corporation during 1989 and 1990. Before joining the corporate world, he taught at Christian Brothers College and the University of Tennessee. Dr. Martin served on the board of the Northwest affiliate of the American Heart Association and was its Chairman from 1997 to 1999. He served on the board of the Medical Device Manufacturers Association and was its Chairman from 1996 to 1998. He served as a board member of the Washington Council of AeA (formerly American Electronics Association), the U.S.’s largest trade association representing the high tech industry, from 1991 to 2001 and as AeA’s national chairman during 2000 through 2001. Dr. Martin currently serves on the boards of CardioDynamics International Corporation (Nasdaq:CDIC), a company that develops, manufactures and markets noninvasive impedance cardiography diagnostic and monitoring technologies and electrocardiograph electrode sensors; Encore Medical Corporation, an independent distributor of medical devices; Inovise Medical, a company that develops and markets advanced electrocardiographic systems; Cardiac Dimensions, an early stage company that develops minimally invasive tools for mitral valve repair; EsophyX, an early stage company that develops minimally invasive devices for the treatment of gastroesophageal reflux disease; and MDdatacor, a company developing medical data mining software. Dr. Martin received his BSEE in 1962 from Christian Brothers College; MSEE in 1964 from Notre Dame; and PhD in Electrical Engineering in 1970 from Duke University.